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                          ADVISORY  AND  SERVICE  CONTRACT

                                      BETWEEN

                             AMWAY  MUTUAL  FUND TRUST

                                        AND

                             AMWAY  MANAGEMENT  COMPANY


     AGREEMENT made as of the 22nd day of April, 1998, between AMWAY MUTUAL FUND TRUST, a Delaware business trust (hereinafter called the "Trust"), and AMWAY MANAGEMENT COMPANY, a Michigan corporation (hereinafter called the "Adviser");

                                    WITNESSETH:

     In consideration of the mutual covenants hereinafter contained, it is hereby agreed by the parties hereto as follows:

     1. DUTIES OF THE ADVISER. The Trust hereby employs the Adviser to furnish investment advice and manage on a regular basis the investment portfolio of Amway Mutual Fund (the "Fund"), a series of the Trust, subject to the direction of the Board of Trustees of the Trust, and to provisions of the Fund's current Prospectus; to furnish for the use of the Trust, office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund and administering its affairs subject to the provisions of Section 2 herein; and to pay the salaries and fees of Trustees of the Trust. The Adviser will, from time to time, discuss with the Trust economic investment developments which may affect the Fund's portfolio and furnish such information as the Adviser may believe appropriate for this purpose. The Adviser will maintain such statistical and analytical information with respect to the Fund's portfolio securities as the Adviser may believe appropriate, and shall make such materials available for inspection by the Trust, as may be reasonable. Except when otherwise specifically directed by the Trust, the Adviser will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities for the Fund's account. The Adviser, for all purposes herein provided, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or


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                                          2

represent the Trust in any way or otherwise be deemed an agent of the Trust.
The Adviser shall be free to render similar services or other services to others so long as its services hereunder shall not be impaired thereby. The Adviser shall be permitted to enter into an agreement with another advisory organization whereby the other organization will provide all or a part of the investment advice and the services required to manage the Trust's investment portfolio as provided for in this agreement. Any such agreement will be subject to approval, as required in Section 5 herein.

     2. FEES AND EXPENSES. For the services and facilities to be rendered, as provided herein, during any fiscal quarter by the Adviser hereunder, the Trust shall pay the Adviser a fee, payable quarterly, at the annual rate of 0.55% on the first $100 million of average daily net assets of the Fund, 0.50% on the next $50 million in assets, and 0.45% on the next $50 million in assets. When the Fund's assets reach $200 million, the rate shall be 0.50% on assets up to $200 million and 0.45% on assets in excess of $200 million, so long as the Fund continues to have at least $200 million in assets. The Fund's assets shall be determined as of the close of each business day throughout the quarter. For the month and year in which this agreement become effective or terminates, there shall be an appropriate proration on the basis of the number of days that the agreement is in effect during the month and year, respectively.

     It is understood that the Trust will pay all its expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Trust shall include, without implied limitation, (i) registration of the Trust under the Investment Company Act of 1940; (ii) commissions, fees and other expenses connected with the purchase or sale of securities; (iii) auditing, accounting and legal expenses; (iv) taxes and interest; (v) governmental fees;
(vi) expenses of issue, sale, repurchase and redemption of shares; (vii) expenses of registering and qualifying the Trust and its shares under federal and state securities laws and of preparing and printing prospectuses for such purposes and for distributing the same to stockholders and investors; (viii) expenses of reports and notices to stockholders and of meetings of stockholders and proxy solicitations therefore; (ix) fees and expenses related to the determination of the Trust's net asset value; (x) insurance expenses; (xi) association membership dues; (xii) fees, expenses and


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                                          3

disbursements of custodians and sub-custodians for all services to the Trust (including without limitation safekeeping of funds and securities, and keeping of books and accounts); (xiii) fees, expenses and disbursement of transfer agents, dividend disbursing agents, stockholder servicing agents and registrars for all services to the Trust; and (xiv) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees with respect thereto.

     3. MUTUAL INTERESTS. Subject to applicable statutes and regulations, it is understood that trustees, officers, beneficial shareholders, or agents of the Trust may be interested in the Adviser as directors, officers, stockholders, agents, or otherwise; and that the directors, officers, stockholders, and agents of the Adviser may be interested in the Trust otherwise than as directors, officers, or agents.

     4. LIMITATION OF LIABILITY OF THE ADVISER. The Adviser shall not be liable for any error of judgment or of law, or for any loss suffered by the Trust or to any stockholder in connection with the matters to which this agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this agreement.

     5. DURATION AND TERMINATION OF THIS AGREEMENT. This agreement shall become effective upon execution and shall remain in force for two years, unless sooner terminated as hereinafter provided and shall continue in force from year to year thereafter, but only so long as such continuance is specifically approved, at least annually, by a majority vote of the Trustees of the Trust, including a majority of the Trustees who are not parties to the agreement or interested persons of any such party (other than as Trustees of the Trust) or by a vote of a majority of the Trust's outstanding shares, but in either case by the disinterested Trustees, in the manner required by the Investment Company Act of 1940.


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                                          4

     This agreement may be terminated by the Trust or by the Adviser at any time without payment of any penalty by vote of the Trustees of the Trust or Adviser or by vote of the holders of a majority of the outstanding shares of the Trust on sixty (60) days' written notice to the other parties hereto.

     Termination of this agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in Section 2 earned prior to such termination.

     If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

     This agreement shall automatically terminate in the event of its assignment. The term "assignment" for this purpose has the meaning defined in
Section 2(a)4 of the Investment Company Act of 1940.

     6. WRITTEN NOTICE. Any notice under this agreement shall be in writing addressed and delivered or mailed postage prepaid, to the other parties at such address as such other parties may designate for the receipt of such notices.

     IN WITNESS WHEREOF, the Trust and the Adviser have caused this agreement to be signed, as of the day and year first above written.


                                   AMWAY  MUTUAL  FUND TRUST

                                   By:
                                      ------------------------------------------
                                   James J. Rosloniec
                                   President


                                   AMWAY  MANAGEMENT  COMPANY


                                   By:
                                      ------------------------------------------
                                   Allan D. Engel
                                   President

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                                          5

                              SUB-ADVISORY  AGREEMENT


     AGREEMENT made as of the 22nd day of April, 1998 between AMWAY MANAGEMENT COMPANY, a Michigan corporation having its principal place of business in Ada, Michigan (hereinafter called "AMC"), and ARK Asset Management Co., Inc., having its principal place of business in New York, New York (hereinafter called "ARK");

     WHEREAS, AMC is the investment adviser to Amway Mutual Fund (the "Fund") a series of Amway Mutual Fund Trust (the "Trust"), a Delaware business trust, an investment company registered under the Investment Company Act of 1940, as amended (hereinafter called "1940 Act"); and

     WHEREAS, AMC wishes to retain ARK to furnish it with investment advice in connection with AMC's advisory activities on behalf of the Trust and the Fund, and ARK is willing to furnish such services to AMC.

                                    WITNESSETH:

     In consideration of the mutual covenants hereinafter contained, it is hereby agreed by the parties hereto as follows:

     1. AMC hereby employs ARK to furnish investment advice and manage on a regular basis the investment portfolio of the Fund, subject always to the direction of AMC, the Board of Trustees of the Trust, and to the provisions of the Fund's current Prospectus. ARK shall provide administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the investment management of the Fund's portfolio of investments (excluding determination of net asset value and shareholder accounting services). ARK shall advise and assist AMC and the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Trust's Board of Trustees, in regard to the foregoing matters and the supervision of the Fund's investment portfolio.

     ARK will, from time to time, discuss with AMC economic and investment developments which may affect the Fund's portfolio and furnish such information as ARK may believe appropriate for this purpose. ARK will maintain such statistical and


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analytical information with respect to the Fund's portfolio securities as ARK may believe appropriate and shall make such material available for inspection by AMC as may be reasonable from time to time.

     Except when otherwise specifically directed by the Trust or AMC, ARK will make investment decisions on behalf of the Fund and place all orders for the purchase or sale of portfolio securities for the Fund's account. ARK agrees that upon request from time to time one of its representatives will attend as mutually agreed upon meetings of the Board of Trustees or beneficial shareholders of the Trust in order to make reports on investment strategy and results. ARK accepts such employment and agrees at its own expense to render the services and to assume the obligations herein set forth for the compensation herein provided. ARK shall, for all purposes herein provided, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent AMC, the Trust, or the Fund in any way or otherwise be deemed an agent of AMC or the Trust. ARK shall be free to render similar services or other services to others so long as its services hereunder shall not be impaired thereby. Likewise, AMC shall be free to utilize other persons to perform similar or unrelated services.

     2. For the services to be rendered by ARK, as provided herein, AMC shall pay to ARK a fee, payable quarterly, at the annual rate of 0.45 on the first $100 million of average daily net assets of the Fund, 0.40% on the next $50 million in assets, and 0.35% on the next $50 million in assets. When the Fund's assets reach $200 million, the rate shall be 0.40% on assets up to $200 million and 0.35% on assets in excess of $200 million, so long as the Fund continues to have at least $200 million in assets. The Fund's assets shall be determined to have as of the close of each business day throughout the quarter. For the month and year in which the agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the agreement is in effect during the month and year, respectively.

     3. Subject to applicable statutes and regulations, it is understood that directors, trustees, officers, stockholders, or agents of AMC or the Trust may be interested in ARK as officers, directors, agents, shareholders or otherwise, and that the


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                                          7

officers, directors, shareholders and agents of ARK may be interested in AMC or the Trust otherwise than as a director, officer or agent.

     4. ARK shall not be liable for any error of judgment or of law, or for any loss suffered by the Trust in connection with the matters to which this agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of ARK in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this agreement. ARK shall not be liable for any action undertaken at AMC's direction.

     5. In compliance with the requirements of Rule 31a-3 under the 1940 Act, ARK hereby agrees that all records which it maintains for the Trust, as specifically agreed upon by ARK and AMC, are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. ARK further agrees to preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and to make such records available as requested by regulatory agencies for inspection.

     6. This agreement shall become effective upon execution and shall remain in force for two years, unless sooner terminated as hereinafter provided and shall continue in force from year to year thereafter, but only so long as such continuance is specifically approved, at least annually, by a majority of the Trustees, including a majority of the Trustees who are not parties to the agreement or interested persons of any such party (other than as Trustees of the Trust) by a vote of a majority of the Trust's outstanding shares, but in either case by the disinterested Trustees, in the manner required by the 1940 Act.

     This agreement may be terminated by AMC or by ARK at any time without the payment of any penalty on sixty (60) day's written notice to the other party, and may also be terminated at any time without payment of any penalty by vote of the Board of Trustees of the Trust or by vote of the holders of a majority of the outstanding shares of the Fund on sixty (60) days' written notice to the other parties hereto.

     Termination of this agreement shall not affect the right of ARK to receive payments on any unpaid balance of the compensation described in Section 2 earned prior to such termination.


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                                          8

     If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

     This agreement shall automatically terminate in the event of its assignment. The term "assignment" for this purpose has the meaning defined in
Section 2(a)4 of the 1940 Act.

     7. Any notice under this agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other parties at such address as such other parties may designate for the receipt of such notices.

     IN WITNESS WHEREOF, AMC and ARK have caused this agreement to be signed, as of the day and year first above written.


                                   AMWAY  MANAGEMENT  COMPANY

                                   By:
                                      ------------------------------------------
                                        Allan D. Engel
                                        President



                                   ARK ASSET MANAGEMENT CO., INC.

                                   By:
                                      ------------------------------------------
                                        Lauri London
                                        General Counsel

     This Agreement is hereby accepted and approved as of this day and year first above written.

                                   AMWAY  MUTUAL  FUND TRUST

                                   By:
                                      ------------------------------------------
                                        James J. Rosloniec
                                        President